                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY


                             SUPPLEMENTAL INDENTURE
                                TO THE INDENTURE


                                AEARO COMPANY I
                                   as Issuer


                                      AND


           THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,


                                      AND


                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                                   as Trustee


--------------------------------------------------------------------------------

                             SUPPLEMENTAL INDENTURE


                           Dated as of March 13, 2006

                                       to

                                   Indenture

                           Dated as of April 7, 2004

                   8 1/4% Senior Subordinated Notes due 2012




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                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE, dated as of March 13, 2006 (the "Supplemental Indenture"), is among Aearo Company I, a Delaware corporation (the "Company"), the Guarantors from time to time party hereto (the "Guarantors") and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

         WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture dated as of April 7, 2004 (the "Indenture"), as amended and supplemented, pursuant to which the Company authorized the issuance of its 8 1/4% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, the Company issued $175,000,000 aggregate principal amount of the Notes;

         WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (subject to certain exceptions);

         WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section
9.02 of the Indenture;

         WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by Board of Directors of the Company and the Guarantors;

         WHEREAS, (1) the Company has received the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers' Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 7.02 of the Indenture, and (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 7.02 of the Indenture.

         NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DELETION OF DEFINITIONS AND RELATED REFERENCES. Section
1.01 of the Indenture is hereby amended to delete in its entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.


                                       2
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                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

         SECTION 2.1 AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

         Section 4.03                                Limitation on Restricted Payments
         Section 4.04                                Limitation on Indebtedness
         Section 4.05                                Corporate Existence
         Section 4.06                                Payment of Taxes and Other Claims
         Section 4.07                                Maintenance of Properties and Insurance
         Section 4.08(b)                             Compliance Certificate; Notice of Default
         Section 4.09                                Compliance with Laws
         Section 4.10                                SEC Reports
         Section 4.12                                Limitation on Transactions with Affiliates
         Section 4.13                                Limitation on Dividends and Other Payment Restrictions
                                                     Affecting Subsidiaries
         Section 4.14                                Limitation on Liens
         Section 4.15                                Change of Control
         Section 4.16                                Limitation on Asset Sales
         Section 4.17                                Limitation on Preferred Stock of Subsidiaries
         Section 4.18                                Limitation on Incurrence of Senior Subordinated Debt
         Section 4.19                                Limitation of Guarantees by Restricted Subsidiaries
         Section 5.01 first paragraph (b), (c)       Merger, Consolidation and Sale of Assets
         Section 6.01(3), (4), (5)                   Events of Default
         Section 8.01(d)(3), (4), (7), (8)           Legal Defeasance and Covenant Defeasance

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1 DEFINED TERMS. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         SECTION 3.2 INDENTURE. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. In the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.


                                       3
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         SECTION 3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.4 SUCCESSORS. All agreements of the Company, the Guarantors and the Trustee in this Supplemental Indenture and the Notes shall bind their respective successors.

         SECTION 3.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 3.6 SEVERABILITY. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 3.7 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.8 EFFECTIVENESS: OPERATIVENESS

         (a) This Supplemental Indenture will become effective and binding upon the Company, the Guarantors, the Trustee and the Holders as of the date on which the Opinion of Counsel and Officers' Certificate (each as defined in the Indenture) required by Section 7.02 of the Indenture is delivered to the Trustee; and

         (b) The provisions set forth in Article I and Article II of this Supplemental Indenture will become operative upon and simultaneously with, and shall have no force or effect prior to, the delivery by the Company to the Trustee of an Officers' Certificate to the effect that the Company has accepted for purchase, and has delivered payment in respect of, at least a majority in aggregate principal amount of the outstanding Notes.



                                       4
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         SECTION 3.9 ENDORSEMENT AND CHANGE OF FORM OF NOTES. Any Notes
authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

          "Effective as of March 13, 2006, substantially all of the restrictive covenants of the Company, certain of the Events of Default provisions and certain defeasance provisions have been eliminated, as provided in the Supplemental Indenture, dated as of March 13, 2006. Reference is hereby made to said Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein."

SECTION 3.10 EFFECT OF HEADINGS. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provision hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]




                                       5
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

                                  AEARO COMPANY I
                                       as the Issuer

                                  By:  /s/ Jeffrey S. Kulka
                                       -------------------------------------
                                       Name: Jeffrey S. Kulka
                                       Title: Senior Vice President,
                                              CFO and Secretary



                                  CABOT SAFETY INTERMEDIATE CORPORATION
                                     as a Guarantor


                                  By:    /s/ Jeffrey S. Kulka
                                       -------------------------------------
                                         Name: Jeffrey S. Kulka
                                         Title: Vice President - Finance,
                                                Treasurer, Secretary


                                  J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION,
                                       as Trustee

                                  By:  /s/ George N. Reaves
                                       -------------------------------------
                                       Name:  George N. Reaves
                                       Title: Vice President